Exhibit 99.1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)
(Dollars in Millions Except Per Share Amounts)

Year Ended December 31,	2005		2004		2003		2002		2001

SALES	$6,523.	7	$5,398.	4	$4,482.	7	$4,291.	8	$4,139.	9
Cost of goods sold	4,206.	6	3,432.	9	2,887.	1	2,805.	6	2,776.	6
Selling, general, and administrative expenses	1,522.	2	1,352.	3	1,160.	9	1,100.	0	1,050.	1
Restructuring and exit costs	–		–		31.	6	46.	6	99.	7

OPERATING INCOME	794.	9	613.	2	403.	1	339.	6	213.	5
Interest expense (net of interest income of
$36.5 for 2005, $35.8 for 2004, $25.5 for
2003, $26.5 for 2002, and $34.7 for 2001)	45.	4	22.	1	35.	2	57.	8	84.	3
Other (income) expense	(51.	6)	2.	8	2.	6	4.	8	8.	2

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	801.	1	588.	3	365.	3	277.	0	121.	0
Income taxes	268.	9	157.	6	94.	8	67.	0	35.	6

NET EARNINGS FROM CONTINUING OPERATIONS	532.	2	430.	7	270.	5	210.	0	85.	4

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings of discontinued operations (net of
income taxes of $.5 for 2005, $1.0 for 2004,
$3.5 for 2003, $.8 for 2002, and $3.0 for 2001)	–		2.	2	5.	8	1.	2	6.	5
(Loss) gain on sale of discontinued operations
(net of impairment charge of $24.4 in 2004)	(.	1)	12.	7	–		–		–

NET (LOSS) EARNINGS FROM DISCONTINUED OPERATIONS	(.	1)	14.	9	5.	8	1.	2	6.	5

NET EARNINGS	$532.	1	$445.	6	$276.	3	$211.	2	$91.	9

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$6.7	2	$5.4	0	$3.4	7	$2.6	2	$1.0	6
Discontinued operations	–		.1	9.0		8.0		1.0		8

NET EARNINGS PER COMMON SHARE - BASIC	$6.7	2	$5.5	9	$3.5	5	$2.6	3	$1.1	4

Shares Used in Computing Basic Earnings Per
Share (in Millions)	79.	2	79.	8	77.	9	80.	4	80.	7

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$6.5	4	$5.3	1	$3.4	7	$2.6	1	$1.0	5
Discontinued operations	–		.1	8.0		8.0		1.0		8

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$6.5	4	$5.4	9	$3.5	5	$2.6	2	$1.1	3

Shares Used in Computing Diluted Earnings Per
Share (in Millions)	81.	4	81.	1	77.	9	80.	5	81.	1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended
	April 3, 2005		July 3, 2005		October 2, 2005		December 31, 2005

SALES	$1,519.	3	$1,698.	8	$1,575.	6	$1,730.	0
Cost of goods sold	983.	8	1,099.	3	1,013.	5	1,110.	0
Selling, general, and administrative expenses	377.	2	382.	2	362.	4	400.	4

OPERATING INCOME	158.	3	217.	3	199.	7	219.	6
Interest expense (net of interest income)	9.	2	9.	8	12.	6	13.	8
Other (income) expense	(53.	5)	1.	3	(.	7)	1.	3

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	202.	6	206.	2	187.	8	204.	5
Income taxes	58.	6	55.	3	50.	3	104.	7

NET EARNINGS FROM CONTINUING OPERATIONS	144.	0	150.	9	137.	5	99.	8

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings (loss) of discontinued operations	.	8	–		.	3	(1.	1)
Loss on sale of discontinued operations	–		–		–		(.	1)

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS	.	8	–		.	3	(1.	2)

NET EARNINGS	$144.	8	$150.	9	$137.	8	$98.	6

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.7	9	$1.8	9	$1.7	3	$1.2	9
Discontinued operations	.0	1	–		.0	1	(.0	2)

NET EARNINGS PER COMMON SHARE - BASIC	$1.8	0	$1.8	9	$1.7	4	$1.2	7

Shares Used in Computing Basic Earnings Per
Share (in Millions)	80.	5	79.	8	79.	1	77.	4

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.7	4	$1.8	4	$1.6	9	$1.2	6
Discontinued operations	.0	1	–		.0	1	(.0	2)

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.7	5	$1.8	4	$1.7	0	$1.2	4

Shares Used in Computing Diluted Earnings Per
Share (in Millions)	82.	8	82.	1	81.	3	79.	5